As filed with the Securities and Exchange Commission on December 29, 2020
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-13027
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-30233
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-89381
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-89383
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-89385
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-89387
Post-Effective Amendment No. 6 to Form S-8 Registration Statement No. 333-05297
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-68438
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-68460
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-132388
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-143574

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

WHITE MOUNTAINS INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	94-2708455
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

23 South Main Street, Suite 3B, Hanover, New Hampshire 03755
(Address of Principal Executive Offices)

Source One Mortgage Services Corporation Employee Stock Ownership and 401(k) Savings Plan
Valley Group Employees’ 401(k) Savings Plan
Executive Bonus Plan
Deferred Benefit Plan
Directors’ Retirement Benefit Plan
Voluntary Deferred Compensation Plan
Long Term Incentive Plan (as amended)
OneBeacon Insurance Savings Plan
OneBeacon Insurance Supplemental Plan
White Mountains Insurance Group Deferred Compensation Plan
Fund American Deferred Compensation Plan
Folksamerica 9/11 Employee Share Trust
OneBeacon Deferred Compensation Plan
Esurance Holdings, Inc. Top Hat Deferred Compensation Plan
Esurance Inc. 401(k) Plan
Non-Qualified Stock Option Agreement dated March 6, 2007 by and between the Company and Raymond Barrette
(full title of plan)

Robert L. Seelig
Executive Vice President and General Counsel
White Mountains Insurance Group, Ltd.
23 South Main Street, Suite 3B
Hanover, New Hampshire 03755-2053
Telephone: (603) 640-2200
(Name, address and telephone number, including area code, of agent for service)
_______________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer     ☒                            Accelerated filer     ☐
Non-accelerated filer     ☐ (Do not check if a smaller reporting company)     Smaller reporting company     ☐
Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

De-Registration of Unsold Securities
White Mountains Insurance Group, Ltd., an exempted Bermuda limited liability company (the “Company”), has previously filed the following Registration Statements on Form S-8 (collectively, the “Registration Statements”):

•
Registration Statement No. 333-13027 filed on September 30, 1996, registering shares of the Company’s common stock, par value $1.00 per share (the “Company Common Stock”), reserved for issuance pursuant to the Source One Mortgage Services Corporation Employee Stock Ownership and 401(k) Savings Plan.

•	Registration Statement No. 333-30233 filed on June 27, 1997, registering Company Common Stock reserved for issuance pursuant to the Valley Group Employees’ 401(k) Savings Plan.
•
Registration Statement No. 333-89381 filed on October 20, 1999, as amended by Post-Effective Amendment No. 1 to such Registration Statement filed on February 15, 2000, registering Company Common Stock reserved for issuance pursuant to the Executive Bonus Plan.

•	Registration Statement No. 333-89383 filed on October 20, 1999, registering Company Common Stock reserved for issuance pursuant to the Deferred Benefit Plan.
•	Registration Statement No. 333-89385 filed on October 20, 1999, registering Company Common Stock reserved for issuance pursuant to the Directors’ Retirement Benefit Plan.
•	Registration Statement No. 333-89387 filed on October 20, 1999, registering Company Common Stock reserved for issuance pursuant to the Voluntary Deferred Compensation Plan.
•	Registration Statement No. 333-05297, as amended by Post-Effective Amendment No. 5 filed on February 15, 2000 registering Company Common Stock reserved for issuance pursuant to the Long-Term Incentive Plan (as amended).
•	Registration Statement No. 333-68438 filed on August 27, 2001, registering Company Common Stock reserved for issuance pursuant to the OneBeacon Insurance Savings Plan.
•	Registration Statement No. 333-68460 filed on August 27, 2001, registering Company Common Stock reserved for issuance pursuant to the OneBeacon Insurance Supplemental Plan.
•	Registration Statement No. 333-132388 filed on March 13, 2006, registering Company Common Stock reserved for issuance pursuant to the White Mountains Insurance Group Deferred Compensation Plan, Fund American Deferred Compensation Plan, Folksamerica 9/11 Employee Share Trust, OneBeacon Deferred Compensation Plan, Esurance Holdings, Inc. Top Hat Deferred Compensation Plan and Esurance Inc. 401(k) Plan.
•	Registration Statement No. 333-143574 filed on June 7, 2007, registering Company Common Stock reserved for issuance pursuant to a Non-Qualified Stock Option Agreement dated March 6, 2007 by and between the Company and Raymond Barrette.

The Company has terminated the offering of its securities pursuant to the Registration Statements. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, the Company hereby removes from registration any and all securities registered but unsold under the Registration Statements as of the date hereof.

Unsold securities for offerings pursuant to registration statements not listed above relating to the Company’s retirement plan and long term incentive plan will remain registered after the filing of this Post-Effective Amendment to Registration Statements on Form S-8.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to Registration Statements on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Hanover, New Hampshire, on December 29, 2020.

WHITE MOUNTAINS INSURANCE
GROUP, LTD.

By:	/s/ ROBERT L. SEELIG
Name: Robert L. Seelig
Title: Executive Vice President and General Counsel